Exhibit 99.1

eBay Inc. Prices $3.5 Billion Senior Unsecured Notes Offering

SAN JOSE, Calif., July 23, 2014 – eBay Inc. (NASDAQ:EBAY) today announced the pricing of a $3.5 billion underwritten public offering of its senior unsecured notes, consisting of $450 million of Floating Rate Notes due 2017 (the “2017 Floating Rate Notes”), $400 million of Floating Rate Notes due 2019 (the “2019 Floating Rate Notes”), $1.15 billion of 2.200% Notes due 2019 (the “2019 Fixed Rate Notes”), $750 million of 2.875% Notes due 2021 (the “2021 Fixed Rate Notes”) and $750 million of 3.450% Notes due 2024 (the “2024 Fixed Rate Notes”). The public offering price of the 2017 Floating Rate Notes was 100.000% of the principal amount, the public offering price of the 2019 Floating Rate Notes was 100.000% of the principal amount, the public offering price of the 2019 Fixed Rate Notes was 99.788% of the principal amount, the public offering price of the 2021 Fixed Rate Notes was 99.779% of the principal amount, and the public offering price of the 2024 Fixed Rate Notes was 99.899% of the principal amount. The offering is expected to close on July 28, 2014, subject to customary closing conditions.

eBay intends to use the net proceeds from the offering, which are estimated to be approximately $3.48 billion, after deducting underwriting discounts and estimated offering expenses, for general corporate purposes, including, among other things, the repayment of outstanding commercial paper borrowings.

The offering is being made through an underwriting syndicate led by Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as joint book-running managers, and Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, RBS Securities Inc., Standard Chartered Bank and The Williams Capital Group, L.P., as co-managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting Citigroup Global Markets Inc. at 1-800-831-9146, J.P. Morgan Securities LLC at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-326-5897.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or other jurisdiction, where the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. eBay’s actual results may differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance for a variety of reasons, including, but not limited to: changes in political, business, and economic conditions, including any European, Asian or general economic downturn or crisis (including sanctions related to Ukraine or Russia); foreign exchange rate fluctuations; our need to successfully react to the increasing importance of mobile payments and mobile commerce and the social aspect of commerce; an increasingly competitive environment for our businesses; changes to our capital allocation or management of operating cash; the complexity of managing an increasingly large enterprise with a broad range of businesses; our need to manage regulatory, tax and litigation risks (including risks specific to PayPal and Bill Me Later); our need to timely upgrade and develop our technology systems, infrastructure, and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and our ability to integrate, manage and grow businesses recently acquired or that may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to eBay on the date hereof. eBay assumes no obligation to update such statements. ###

Investor Relations Contact:	Tracey Ford; Tom Hudson	tford@ebay.com; thudson@ebay.com

Media Relations Contact:	Amanda Miller	press@ebay.com

Investor Information Request	408-376-7493

Company News:	http://www.ebayinc.com/news

Investor Relations website:	http://investor.ebayinc.com